[Letterhead of Virchow, Krause & Company, LLP]


                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (including any amendments thereto) of our report dated March 4, 2003 included in Cash Systems, Inc. Form 10-KSB for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement (including any amendments thereto).

                                         /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
May 20, 2003